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                                                                    EXHIBIT 22.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 18, 1996, November 5, 1996 as to Note B, May 9, 1997 as to Note N, on our audit of the financial statements of Lexington Healthcare Group, Inc. and subsidiary as at June 30, 1996 and for the period from July 1, 1995 (commencement of operations) to June 30, 1996. We also consent to the reference to our firm under the caption "Experts".



/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP
New York, New York
May 9, 1997